Exhibit 10.6

TRADEMARKS AND TECHNOLOGY LICENSE AGREEMENT

This TRADEMARKS AND TECHNOLOGY LICENSE AGREEMENT (this “Agreement”) is entered into this 30th day of November, 2004 (“Effective Date”) by and among Colfax Corporation, a Delaware corporation (“Colfax”), Altra Holdings, Inc., a Delaware corporation (formerly known as CPT Acquisition Corp., a Delaware corporation) (“Altra Holdings”) and Altra Industrial Motion, Inc., a Delaware corporation (formerly known as Power Transmission Holding, LLC, a Delaware limited liability company) (“Altra Industrial Motion”).

RECITALS

A.                                   Pursuant to that certain LLC Purchase Agreement of even date herewith among Colfax, Colfax’s subsidiary, Warner Electric Holding, Inc. (“Seller”) and Altra Holdings (the “Purchase Agreement”), Seller is selling to Altra Holdings and Altra Holdings is purchasing from Seller all of the limited liability company interests (the “LLC Interests”) of Power Transmission Holding, LLC, a Delaware limited liability company (“PT”).

B.                                     Pursuant to that certain Transition Services Agreement of even date herewith among Seller, Colfax and Altra Holdings, Colfax and Seller have agreed for a limited period of time to provide certain transitional support services to Altra Holdings in connection with the operation of the Business (as defined in the Purchase Agreement) following the closing of the sale of the LLC Interests of PT to Altra Holdings (“Closing”).

C.                                     For a defined transition period, Altra Industrial Motion and all direct and indirect subsidiaries of Altra Industrial Motion existing as of the Effective Date (such subsidiaries and Altra Industrial Motion, collectively the “Licensed Companies”) desire to continue to use the “Swoosh” Marks, as set forth on the attached Schedule 1, and the marks COLFAX and IMO (collectively the “Marks”), which Marks, at Closing, were in use by the Licensed Companies in connection with the operation of the Business alone, in combination with each other and as part of composite marks, elements of which are now owned by the Licensed Companies.

D.            Colfax desires to grant the Licensed Companies, and the Licensed Companies desire to receive, the right to continue using the Marks during such transition period in connection with the operation of the Business, upon the terms and conditions set forth herein.

E.                                      On a perpetual and irrevocable basis, the Licensed Companies desire to continue to use, and desire for their respective future subsidiaries to use, certain business methods of Colfax generally known as of the Effective Date as the Colfax Business System and further described in the attached Schedule 2 (the “CBS”), which, at Closing, was in use by the Licensed Companies in connection with the operation of the Business.

F.                                      Colfax desires to grant the Licensed Companies and their respective future subsidiaries, and the Licensed Companies desire to receive, the perpetual and irrevocable right to continue using the CBS in connection with the operation of the Business and the right to use the CBS in connection with any other business in which any of the Licensed Companies and/or their respective future subsidiaries may become engaged, upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.                                       Grant Of License in Marks. Colfax grants to the Licensed Companies a royalty-free, fully paid-up, nonexclusive, nontransferable, worldwide license to use the Marks in connection with the respective businesses of the Licensed Companies as set forth in this Agreement only (a) in the general manner that the Licensed Companies and PT used the Marks in connection with their respective businesses at or prior to Closing and (b) for a period of one (1) year after the date of Closing (the “Marks License”).  The sole purpose of this Marks License is to allow the Licensed Companies time to rebrand and phase out of use of the Marks in connection with their respective businesses and a reasonable transition for their customers.  The Licensed Companies are expressly prohibited from sublicensing the Marks or, except as may be necessary in connection with the Licensed Companies’ ordinary course of business, from making any expanded use of the Marks.

2.                                       Grant Of License in CBS. Colfax grants to the Licensed Companies and their respective future subsidiaries a perpetual, irrevocable, royalty-free, fully paid-up, nonexclusive, transferable, sublicenseable, worldwide license to (a) use the CBS in connection with the respective businesses of the Licensed Companies and the businesses of their respective future subsidiaries and (b) modify and create derivative works of the CBS for use in connection with the respective businesses of the Licensed Companies and the businesses of their respective future subsidiaries (the “CBS License”).

3.                                       Ownership.

(a)                                  Marks and CBS.  Altra Holdings and Altra Industrial Motion (i) acknowledge that Colfax and certain of its remaining subsidiaries and affiliates shall remain the sole owner(s) of the Marks and, subject to Section 3.(b) below, the CBS and (ii) agree that Altra Holdings, the Licensed Companies and, with respect to the CBS License, the respective future subsidiaries of the Licensed Companies will do nothing inconsistent with such ownership.  Altra Holdings and Altra Industrial Motion further acknowledge that all use of the Marks by the Licensed Companies shall inure to the benefit of and be on behalf of the owner of the Mark.  Altra Holdings and Altra Industrial Motion agree that nothing in this Agreement shall give Altra Holdings, any of the Licensed Companies or any of the respective future subsidiaries of the Licensed Companies any right, title or interest in the Marks or the CBS, other than the Marks License and the CBS License and except as set forth in Section 3.(b) below.  Altra Holdings and Altra Industrial Motion agree that they will not attack the title of Colfax and certain of its remaining subsidiaries and affiliates to the Marks and the CBS or attack the validity of the Marks License, the CBS License or this Agreement.  COLFAX MAKES NO WARRANTIES OR REPRESENTATIONS REGARDING OWNERSHIP AND NON-INFRINGEMENT OF THE MARKS AND THE CBS.

(b)                                 Modifications and Derivative Works of the CBS.  Colfax, Altra Holdings and Altra Industrial Motion agree that, subject to Colfax’s and certain of its remaining subsidiaries’ and affiliates’ ownership in and to the CBS as set forth in Section 3.(a) above, the Licensed Companies or its subsidiaries, as the case may be, shall own all rights, title and interest in and to any modifications or derivative works of the CBS made by or for any of the Licensed Companies or any of it subsidiaries.

4.                                       Quality Standards for Use of the Marks. Altra Holdings and Altra Industrial Motion agree that the quality of all services rendered and all products sold by the Licensed Companies under the Marks shall be consistent with the quality and quality control standards established by Colfax with respect to services rendered and products sold by the Licensed Companies and PT under the Marks as of Closing.  The parties agree that the level of quality of goods and services provided by Colfax, the Licensed Companies and PT under the Marks as of Closing meet Colfax’s quality control standards.  Altra Holdings and Altra Industrial Motion agree, at Colfax’s expense, to reasonably cooperate with Colfax in facilitating Colfax’s reasonable control of such quality of goods and services provided by the Licensed Companies under the Marks and to supply Colfax with specimens of all uses of the Marks upon Colfax’s written request.

5.                                       Manner of Use of Mark. Altra Holdings and Altra Industrial Motion agree to use the Marks only in the form and manner and with appropriate legends as prescribed by Colfax in writing, and not to use any other trademarks or service marks in combination with the Marks so as to create a composite mark without prior written approval of Colfax.  Altra Holdings and Altra Industrial Motion shall use the Marks followed by the TM or SM symbols where appropriate and practical.

6.                                       Infringement Proceedings. Altra Holdings and Altra Industrial Motion agree to notify Colfax of any unauthorized use of the Marks by others promptly as it comes to Altra Holdings’ and Altra Industrial Motion’s attention.  Colfax shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Marks after conferring with Altra Holdings and Altra Industrial Motion.  Altra Holdings and Altra Industrial Motion shall reasonably cooperate with Colfax in any such proceedings at Colfax’s expense.

7.                                       Term and Termination. The Mark License shall continue in effect for one (1) year from Closing unless earlier terminated by either party pursuant to this Section 7.  The CBS License shall continue in effect in perpetuity and may not be terminated for any reason whatsoever.  The Licensed Companies may cease to use the Marks and/or the CBS and/or terminate the Marks License and/or the CBS License at any time with or without cause.  Colfax shall have the right to terminate only the Marks License upon thirty (30) days prior written notice to Altra Holdings and Altra Industrial Motion (a) in the event Altra Holdings and Altra Industrial Motion seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or (b) upon the appointment of any receiver or trustees to take possession of the properties of Altra Holdings and Altra Industrial Motion or upon the winding up of Altra Holdings and Altra Industrial Motion (other than in connection with the acquisition of all or substantially all of Altra Holdings’ and/or Altra Industrial Motion’s assets, stock or business to which this Agreement relates (whether by sale, acquisition, merger, operation of law or otherwise)) or (c) upon material breach of any of the material provisions of this Agreement by Altra Holdings or Altra Industrial Motion which breach is not cured within thirty (30) days after Altra Holdings and Altra Industrial Motion receive written notice from Colfax describing such breach.

8.                                       Effect Of Termination. Upon termination or expiration of the Marks License, the Acquired Parties agree (a) to immediately discontinue all use of the Marks and any term confusingly similar thereto, (b) to destroy all printed material bearing any of the Marks, and (c) that all rights in the Marks and the goodwill connected therewith shall remain the property of Colfax or its affiliates.  Sections 2, 3, 8, 9, 10, 11, 12 and 13 and the second sentence in Section 7 shall survive termination or expiration of this Agreement.

9.                                       Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (A) INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) LOST PROFITS OR LOST BUSINESS, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF ANY PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.

10.                                 Assignment; Successors and Permitted Assigns.  This Agreement may not be assigned by any party without the prior written consent of the other parties, except that a party may, without the consent of any of the other parties, assign or transfer this Agreement and its rights and obligations hereunder to a successor of all or substantially all of such party’s assets, stock or business to which this Agreement relates (whether by sale, acquisition, merger, operation of law or otherwise).  Any purported assignment in violation of this Section 10 shall be void and of no effect.  This Agreement shall be binding on, inure to the benefit of, and be enforceable by the parties and their respective heirs, successors and valid assigns.

11.                                 Dispute Resolution.  The parties agree that any disagreement, dispute, controversy, claim, including, without limitation, legal action, suit or proceeding arising out of or relating to this Agreement, shall be subject exclusively to the procedures set forth in Section 11.11 of the Purchase Agreement.

12.                                 Notices.  Any notice or other communication required or permitted to be made or given to a party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person or by overnight commercial courier service with tracking capabilities with costs prepaid, or five (5) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, to the address of the parties set forth below or such other address as may be given from time to time under the terms of this notice provision.

If to Colfax:	If to Altra Holdings:

Colfax Corporation	Altra Holdings, Inc.
993 Lenox Drive	14 Hayward Street
Suite 200	Quincy, MA 02171
Laurenceville, NJ 08648

Attention: Thomas M. O’Brien	Attention: Michael L. Hurt

If to Altra Industrial Motion:

Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, MA 02171

Attention: Michael L. Hurt

13.                                 Miscellaneous. This Agreement, the Transition Services Agreement, the Purchase Agreement and all schedules and exhibits hereto and thereto constitute the sole understanding of the parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all other prior agreements and understandings between the parties with respect to such matters. In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions of the Purchase Agreement, or the interpretation and application thereof, the terms and conditions set forth in the Purchase Agreement shall prevail, govern and control in all aspects. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by all parties hereto. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the local laws of the State of Delaware, without regard to principles of conflict of laws. This Agreement may be executed in more than one counterpart, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same agreement. A signature to this Agreement delivered by telecopy or other commercially reasonable electronic means shall be deemed valid.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year above written.

COLFAX CORPORATION	ALTRA HOLDINGS, INC.

By:	By:

Name	Name:

Title:	Title:

ALTRA INDUSTRIAL MOTION, INC.

By:

Name

Title:

SCHEDULE 1

Swoosh Mark

(shown as composite mark with BOSTON GEAR)

SCHEDULE 2

Colfax Business System

Comprehensive business management system related to manufacturing quality, delivery and cost, with roots in the Toyota production system, adapted to the U.S. manufacturing environment by Danaher Corporation, adapted and approved by Colfax Companies, as further described at www.colfaxcorp.com/glossary/html